NEWS RELEASE

October 27, 2015

NCR Announces Third Quarter 2015 Results

•
Revenue of $1.61 billion, down 2% as reported, up 5% constant currency, $30 million incremental FX headwind from beginning of quarter; Software-related revenue of $434 million, up 1% as reported, up 5% constant currency

•	Non-pension operating income (NPOI) of $218 million, up 7% as reported, up 15% constant currency; Non-GAAP diluted EPS of $0.78, up 16% as reported, up 25% constant currency

•	GAAP income from operations of $168 million, up 310%; GAAP diluted EPS of $0.59

•	Free cash flow of $106 million; net cash provided by operating activities of $170 million

•	Full year 2015 guidance:

◦	Incremental FX headwinds of $120 million in revenue, $20 million in NPOI and $0.10 in EPS from beginning of year guidance

◦	Full Year Revenue guidance now forecasted at 3% - 4% constant currency growth

◦	NPOI guidance of $830 million to $840 million, within the previous range

◦	Non-GAAP EPS guidance of $2.70 to $2.80, at the high end of the previous range

◦	FCF guidance of $350 million to $400 million reaffirmed

DULUTH, Georgia - NCR Corporation (NYSE: NCR) reported financial results today for the three months ended September 30, 2015.

"Consistent execution across NCR delivered third-quarter earnings in line with our expectations and puts us in position to achieve our full year objectives for earnings and free cash flow," said Chairman and CEO Bill Nuti.  Revenue was up 5% on a constant currency basis with improving growth in software and services.  Despite a worsening FX environment and challenging geographies, our Financial Services business experienced continued demand for our omni-channel software solutions, including cloud applications, as well as our branch transformation offers.  In Retail Solutions, we are executing better in a moderately improving retail environment and generated solid results.  And, our Hospitality Division had a very good quarter, led by software and cloud growth.  I am most pleased about our improving free cash flow execution, both in terms of quarterly linearity and overall operational results.  In a consolidating industry, we believe our competitive position can significantly improve given our industry aligned strategy, rich software portfolio, cloud and mobile first applications, global Services excellence, and unmatched hardware platforms.  Given recent industry developments we are particularly excited about our business opportunities ahead."

Q3 Financial Summary

	Third Quarter
$ in millions, except per share amounts	2015	2014	As Reported	Constant Currency
Revenue	$1,613	$1,647	(2)%	5%
Income from operations *	$168	$41	310%
Non-pension operating income (NPOI)	$218	$204	7%	15% **
Diluted earnings per share ***	$0.59	$—	100%
Non-GAAP diluted earnings per share	$0.78	$0.67	16%	25% **

*	Income from operations in the third quarter of 2015 and 2014 includes charges of $12 million and $127 million, respectively, related to the ongoing restructuring plan.

**	NPOI includes approximately $17 million, and non-GAAP diluted earnings per share includes approximately $0.06, of unfavorable foreign currency impacts.

***	Diluted earnings per share in the third quarter of 2015 and 2014 includes $0.05 and $0.58, respectively, related to the ongoing restructuring plan.

In this release, we use the non-GAAP measures non-pension operating income (NPOI), non-GAAP diluted earnings per share and free cash flow, and we present certain measures on a constant currency basis. These non-GAAP measures are described and reconciled to their most directly comparable GAAP measures elsewhere in this release.

Q3 Supplemental Revenue Information

	Third Quarter
$ in millions	2015	2014	% Change	% Change Constant Currency
Cloud *	$133	$125	6%	7%
Software License/Software Maintenance	158	157	1%	6%
Professional Services	143	148	(3%)	3%
Total Software-Related Revenue	434	430	1%	5%
Hardware	616	650	(5%)	4%
Other Services	563	567	(1%)	7%
Total Revenue	$1,613	$1,647	(2%)	5%

* Referred to as Software-as-a-Service or SaaS in prior Company earnings releases.

Software-related revenue increased 5% on a constant currency basis, including 7% constant currency growth in cloud revenue driven by Hospitality. Additionally, on a constant currency basis, hardware revenue increased 4% in the third quarter and other services revenue increased 7%.

Q3 Operating Segment Results

	Third Quarter
$ in millions	2015	2014	% Change	% Change Constant Currency
Revenue by segment
Financial Services	$820	$899	(9)%	—%
Retail Solutions	523	489	7%	14%
Hospitality	177	168	5%	8%
Emerging Industries	93	91	2%	11%
Total Revenue	$1,613	$1,647	(2)%	5%
Operating income by segment
Financial Services	135	144	(6)%	2%
% of Financial Services Revenue	16.5%	16.0%
Retail Solutions	43	24	79%	92%
% of Retail Solutions Revenue	8.2%	4.9%
Hospitality	30	27	11%	15%
% of Hospitality Revenue	16.9%	16.1%
Emerging Industries	10	9	11%	22%
% of Emerging Industries Revenue	10.8%	9.9%
Segment operating income	$218	$204	7%	15%
% of Total Revenue	13.5%	12.4%

Financial Services Constant currency revenue growth was flat, with growth in the Americas, South Pacific, and Middle East Africa offset by declines in China and Russia. Excluding the impact of foreign currency, operating income increased due to a more favorable mix of revenue and expense management.

Retail Solutions Constant currency revenue growth was driven by growth in North America and Europe. Operating income increased due higher revenue, including more software-related revenue and expense management.

Hospitality Constant currency revenue growth was driven by improvements in software-related revenue in the Americas. The increase in operating income was driven by higher software-related revenue, including cloud and professional services revenue.

Emerging Industries Constant currency revenue growth was driven by our Telecom & Technology business. Operating income increased due to higher services margins.

Free Cash Flow

	Third Quarter
$ in millions	2015	2014
Net cash provided by operating activities	$170	$124
Total capital expenditures	(54)	(58)
Net cash (used in) provided by discontinued operations	(10)	66
Free cash flow	$106	$132

Free cash flow was lower in the third quarter of 2015 as compared to the third quarter of 2014 due to $93 million in recoveries associated with the Fox River environmental matter in the third quarter of 2014. Excluding the recoveries, free cash flow improved in the third quarter of 2015 as compared to the third quarter of 2014 driven by an increase in cash from operations.

Other Third Quarter Developments

The Company's progress to date with its restructuring plan is on track. NCR incurred a pre-tax charge of $36 million in the first nine months of 2015, and expects to incur a pre-tax charge of approximately $20 million to $28 million in the fourth quarter of 2015. Cash payments in 2015 were $51 million in the first nine months, and are expected to be approximately $20 million to $35 million in the fourth quarter. Savings are in line with previous expectations with $18 million in 2014, approximately $70 million in 2015 and approximately $105 million in 2016, with about 50% of the savings benefiting NPOI.

2015 Outlook

We are decreasing our revenue guidance to 3% - 4% constant currency growth, due to continued challenges in certain developing markets and slower backlog rollouts pushing into 2016. Expected foreign currency headwinds on revenue increased by $65 million from previous guidance provided in July. The NPOI range is expected to be $830 million to $840 million, at the low end of the previous range due to lower revenue and $20 million of additional negative foreign currency impacts from our beginning of the year guidance. Our non-GAAP diluted EPS is expected to be $2.70 to $2.80, the high end of our previous range, due to other expense, effective tax rate and share count lower than previously expected. Expected foreign currency headwinds increased by $0.10 from beginning of year guidance. Free cash flow guidance is reaffirmed. We expect unfavorable foreign currency impacts of 6%, or approximately $420 million, in revenue, $70 million to $75 million in NPOI and $0.30 per share in non-GAAP diluted EPS for full-year 2015.

$ in millions, except per share amounts	Current 2015 Guidance		Prior 2015 Guidance	2014 Actual
Revenue	$6,380 - $6,410		$6,525 - $6,675	$6,591
Year-over-year revenue growth	(3%) - (2%)		(1%) to 1%	8%
Constant currency revenue growth	3% - 4%	(1)	5% to 7%	10%
Income from operations (GAAP)	$196 - $214	(2)	$194 - $259	$353	(2)
Non-pension operating income (NPOI)	$830 - $840		$830 - $870	$820
Diluted earnings per share (GAAP)	($0.60) - ($0.45)	(2)	($0.70) - ($0.40)	$1.06	(2)
Non-GAAP Diluted EPS	$2.70 - $2.80	(3)	$2.60 - $2.80	$2.74
Net cash provided by operating activities	$620 - $650		$620 - $650	$524
Free cash flow	$350 - $400		$350 - $400	$313

(1)	Includes unfavorable foreign currency impacts of approximately 6% in revenue.

(2)	For 2014, actuarial mark-to-market pension adjustment is included; 2015 guidance does not include actuarial mark-to-market pension adjustments, which will be determined in Q4 2015.

(3)
NCR now expects approximately$204 million of other expense, net including interest expense in 2015 , that its full-year 2015 effective income tax rate will be approximately 24% to 25% compared to 22% in 2014, and that its dilutive share count will be 173 million. Previously, NCR expected $215 million to $220 million of other expense, net in 2015, a full-year 2015 effective tax rate of approximately 25%, and a dilutive share count of 175 million.

Q4 2015 Outlook

For the fourth quarter of 2015, the Company expects its as reported revenue to be in the range of $1,687 million to $1,717 million, compared to $1,768 million in the fourth quarter of 2014. Revenue includes an expected 5% unfavorable foreign currency impact. Additionally, the Company expects non-pension operating income (NPOI) to be in the range of $264 million to $274 million, compared to $251 million in the fourth quarter of 2014, and income from operations to be in the range of $199 million to $217 million, compared to $35 million in the fourth quarter of 2014. The unfavorable foreign currency impact on NPOI is expected to be approximately $19 million in the fourth quarter of 2015. NCR expects its fourth quarter 2015 effective income tax rate to be approximately 27% to 30% and other expense, net including interest expense to be approximately $55 million.

2015 Third Quarter Earnings Conference Call

A conference call is scheduled for today at 4:30 p.m. (EDT) to discuss the third quarter 2015 results and guidance for fourth quarter and full-year 2015. Access to the conference call and accompanying slides, as well as a replay of the call, are available on NCR's web site at http://investor.ncr.com/. Additionally, the live call can be accessed by dialing 888-219-1420 and entering the participant passcode 8552634.

More information on NCR’s Q3 2015 earnings, including additional financial information and analysis, is available on NCR’s Investor Relations website at http://investor.ncr.com/.

About NCR Corporation

NCR Corporation (NYSE: NCR) is the global leader in consumer transaction technologies, turning everyday interactions with businesses into exceptional experiences. With its software, hardware, and portfolio of services, NCR enables nearly 550 million transactions daily across the financial, retail, hospitality, travel, telecom and technology industries. NCR solutions run the everyday transactions that make your life easier.

NCR is headquartered in Duluth, Georgia with over 30,000 employees and does business in 180 countries. NCR is a trademark of NCR Corporation in the United States and other countries. NCR encourages investors to visit its web site which is updated regularly with financial and other important information about NCR.

Web site: www.ncr.com
Twitter: @NCRCorporation
Facebook: www.facebook.com/ncrcorp
LinkedIn: http://linkd.in/ncrgroup
YouTube: www.youtube.com/user/ncrcorporation

News Media Contact
Lou Casale
NCR Corporation
212.589.8415
lou.casale@ncr.com

Investor Contact
Gavin Bell
NCR Corporation
212.589.8468
gavin.bell@ncr.com

Note to Investors This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements use words such as “expect,” “anticipate,” “outlook,” “intend,” “believe,” “will,” “should,” “would,” “could” and words of similar meaning. Statements that describe or relate to NCR’s future plans, goals, intentions, strategies or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. The forward-looking statements in this release include statements about market and economic conditions affecting NCR and its business; expectations regarding foreign currency fluctuations and their impact on NCR's results; expectations for NCR's achievement of its annual financial objectives; NCR's ongoing restructuring plan and its costs, expected benefits and results; NCR's competitive position and growth outlook; and NCR's 2015 financial outlook (including in the sections entitled “2015 Outlook” and “Q4 2015 Outlook”). Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of NCR's control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors relating to: domestic and global economic and credit conditions including, in particular, market conditions and spending trends in the retail industry and economic and market conditions in Russia and China; the impact of our indebtedness and its terms on our financial and operating activities; foreign currency fluctuations; our ability to successfully introduce new solutions and compete in the information technology industry; the transformation of our business model and our ability to sell higher-margin software and services; our ability to improve execution in our sales and services organizations; defects or errors in our products or problems with our hosting facilities; manufacturing disruptions; collectability difficulties in subcontracting relationships in Emerging Industries; the historical seasonality of our sales; compliance with data privacy and protection requirements; the availability and success of acquisitions, divestitures and alliances, including the acquisition of Digital Insight; our pension strategy and underfunded pension obligation; the success of our ongoing restructuring plan; tax rates; reliance on third party suppliers; development and protection of intellectual property; workforce turnover and the ability to attract and retain skilled employees; environmental exposures from our historical and ongoing manufacturing activities; and uncertainties with regard to regulations, lawsuits, claims and other matters across various jurisdictions. Additional information concerning these and other factors can be found in the Company's filings with the U.S. Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures While NCR reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, in this release NCR also uses the non-GAAP measures listed and described below.

Non-Pension Operating Income and Non-GAAP Diluted Earnings Per Share. NCR’s non-pension operating income and non-GAAP diluted earnings per share are determined by excluding pension expense and special items, including amortization of acquisition related intangibles, from NCR’s GAAP income (loss) from operations. Due to the significant change in its pension expense from year to year and the non-operational nature of pension expense and these special items, NCR's management uses non-pension operating income and non-GAAP diluted earnings per share to evaluate year-over-year operating performance, to manage and determine the effectiveness of its business managers and as a basis for incentive compensation. NCR believes these measures are useful for investors because they provide a more complete understanding of NCR's underlying operational performance, as well as consistency and comparability with NCR's past reports of financial results.

Free Cash Flow. NCR defines free cash flow as net cash provided by/used in operating activities and cash flow provided by/used in discontinued operations less capital expenditures for property, plant and equipment, additions to capitalized software, discretionary pension contributions and settlements. NCR's management uses free cash flow to assess the financial performance of the Company and believes it is useful for investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures which can be used for, among other things, investment in the Company's existing businesses, strategic acquisitions, strengthening the Company's balance sheet, repurchase of Company stock and repayment of the Company's debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. Free cash flow does not have a uniform definition under GAAP and, therefore, NCR's definition may differ from other companies' definitions of this measure.

Constant Currency. NCR presents certain measures, such as period-over-period revenue growth, on a constant currency basis, which excludes the effects of foreign currency translation. Due to the continuing strengthening of the U.S. dollar against foreign currencies and the overall variability of foreign exchange rates from period to period, NCR’s management uses these measures on a constant currency basis to evaluate period-over-period operating performance. Measures presented on a constant currency basis are calculated by translating current period results at prior period monthly average exchange rates.

NCR's definitions and calculations of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP. These non-GAAP measures are reconciled to their most directly comparable GAAP measures in the tables below or, in the case of quarterly free cash flow, in the body of this release.

Reconciliation of Diluted Earnings Per Share (GAAP) to Non-GAAP Diluted Earnings Per Share (non-GAAP)

	Q3 2015 Actual	Q3 2014 Actual	Current 2015 Guidance	Prior 2015 Guidance	2014 Actual
Diluted EPS (GAAP)	$0.59	$—	($0.60) - ($0.45)	($0.70) - ($0.40)	$1.06
Pension expense (benefit)	0.01	(0.05)	2.51	2.51	0.38
Restructuring plan	0.05	0.58	0.23 - 0.28	0.18 - 0.28	0.68
Acquisition-related costs	0.01	0.02	0.04	0.04	0.12
Acquisition-related amortization of intangibles	0.12	0.12	0.47	0.47	0.47
Acquisition-related purchase price adjustments	—	—	—	—	0.02
OFAC and FCPA Investigations (1)	—	—	—	—	0.01
Non-GAAP Diluted EPS	$0.78	$0.67	$2.70 - $2.80	$2.60 - $2.80	$2.74

Reconciliation of Income from Operations (GAAP) to Non-pension Operating Income (non-GAAP)

$ in millions	Q3 2015 Actual	Q3 2014 Actual	Current 2015 Guidance	Prior 2015 Guidance	2014 Actual	Q4 2015 Guidance	Q4 2014 Actual
Income from Operations (GAAP)	$168	$41	$196 - $214	$194 - $259	$353	$199 - $217	$35
Pension expense	5	1	434	434	152	3	150
Restructuring plan	12	127	56 - 64	39 - 64	160	$20 - $28	33
Acquisition-related costs	2	5	10	10	27	3	2
Acquisition-related amortization of intangibles	31	29	125	127	119	31	30
Acquisition-related purchase price adjustments	—	1	—	—	6	—	—
OFAC and FCPA Investigations (1)	—	—	1	1	3	—	1
Non-pension Operating Income (non-GAAP)	$218	$204	$830 - $840	$830 - $870	$820	$264 - $274	$251

Reconciliation of Net Cash Provided by Operating Activities (GAAP) to Free Cash Flow (non-GAAP)

$ in millions	2015 Guidance
Net cash provided by operating activities	$620 - $650
Total capital expenditures	(215) - (235)
Net cash used in discontinued operations	(35)
Free cash flow	$350 - $400

Reconciliation of Revenue Growth (GAAP) to
Revenue Growth on a Constant Currency Basis (non-GAAP)

	Three months ended September 30, 2015
	Revenue Growth % (GAAP)	Favorable (unfavorable) FX impact	Constant Currency Revenue Growth % (non-GAAP)
Financial Services	(9)%	(9)%	—%
Retail Solutions	7%	(7)%	14%
Hospitality	5%	(3)%	8%
Emerging Industries	2%	(9)%	11%
Total Revenue	(2)%	(7)%	5%

	Nine months ended September 30, 2015
	Revenue Growth % (GAAP)	Favorable (unfavorable) FX impact	Constant Currency Revenue Growth % (non-GAAP)
Financial Services	(5)%	(8)%	3%
Retail Solutions	(1)%	(7)%	6%
Hospitality	2%	(3)%	5%
Emerging Industries	2%	(8)%	10%
Total Revenue	(3)%	(7)%	4%

	Three months ended September 30, 2015
	Revenue Growth % (GAAP)	Favorable (unfavorable) FX impact	Constant Currency Revenue Growth % (non-GAAP)
Cloud	6%	(1)%	7%
Software License/Software Maintenance	1%	(5)%	6%
Professional Services	(3)%	(6)%	3%
Total Software-Related Revenue	1%	(4)%	5%
Hardware	(5)%	(9)%	4%
Other Services	(1)%	(8)%	7%
Total Revenue	(2)%	(7)%	5%

Reconciliation of Operating Income Growth (GAAP) to
Operating Income Growth on a Constant Currency Basis (non-GAAP)

	Three months ended September 30, 2015
	Operating Income Growth % (GAAP)	Favorable (unfavorable) FX impact	Constant Currency Operating Income Growth % (non-GAAP)
Financial Services	(6)%	(8)%	2%
Retail Solutions	79%	(13)%	92%
Hospitality	11%	(4)%	15%
Emerging Industries	11%	(11)%	22%
Total Operating Income	7%	(8)%	15%

(1) Estimated expenses for 2015 will be affected by, among other things, the status and progress of the OFAC matter.   There can be no assurance that the Company will not be subject to fines or other remedial measures as a result of OFAC’s investigation.

NCR CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (in millions, except per share amounts)	Schedule A

	For the Periods Ended September 30
	Three Months		Nine Months
	2015	2014	2015	2014
Revenue
Products	$688	$721	$1,995	$2,077
Services	925	926	2,698	2,746
Total Revenue	1,613	1,647	4,693	4,823
Cost of products	512	547	1,539	1,554
Cost of services	644	696	2,161	1,969
Total gross margin	457	404	993	1,300
% of Revenue	28.3%	24.5%	21.2%	27.0%
Selling, general and administrative expenses	224	232	788	724
Research and development expenses	53	59	175	186
Restructuring-related charges	12	72	33	72
Income (loss) from operations	168	41	(3)	318
% of Revenue	10.4%	2.5%	(0.1)%	6.6%
Interest expense	(42)	(46)	(131)	(135)
Other (expense), net	(7)	(14)	(14)	(24)
Total other (expense), net	(49)	(60)	(145)	(159)
Income (loss) before income taxes and discontinued operations	119	(19)	(148)	159
% of Revenue	7.4%	(1.2)%	(3.2)%	3.3%
Income tax expense	16	(19)	50	14
Income (loss) from continuing operations	103	—	(198)	145
(Loss) income from discontinued operations, net of tax	(4)	15	(4)	15
Net income (loss)	99	15	(202)	160
Net income attributable to noncontrolling interests	1	—	4	2
Net income (loss) attributable to NCR	$98	$15	$(206)	$158
Amounts attributable to NCR common stockholders:
Income (loss) from continuing operations	$102	$—	$(202)	$143
Income from discontinued operations, net of tax	(4)	15	(4)	15
Net income (loss)	$98	$15	$(206)	$158
Net income (loss) per share attributable to NCR common stockholders:
Net income (loss) per common share from continuing operations
Basic	$0.60	$—	$(1.19)	$0.85
Diluted	$0.59	$—	$(1.19)	$0.84
Net income (loss) per common share
Basic	$0.58	$0.09	$(1.22)	$0.94
Diluted	$0.57	$0.09	$(1.22)	$0.92
Weighted average common shares outstanding
Basic	169.8	168.2	169.5	167.7
Diluted	172.3	171.3	169.5	171.1

NCR CORPORATION REVENUE AND OPERATING INCOME SUMMARY (Unaudited) (in millions)	Schedule B

	For the Periods Ended September 30
	Three Months				Nine Months
	2015	2014	% Change	% Change Constant Currency	2015	2014	% Change	% Change Constant Currency
Revenue by segment
Financial Services	$820	$899	(9)%	—%	$2,458	$2,593	(5)%	3%
Retail Solutions	523	489	7%	14%	1,473	1,482	(1)%	6%
Hospitality	177	168	5%	8%	497	487	2%	5%
Emerging Industries	93	91	2%	11%	265	261	2%	10%
Total Revenue	$1,613	$1,647	(2)%	5%	$4,693	$4,823	(3)%	4%
Operating income by segment
Financial Services	$135	$144			$363	$384
% of Revenue	16.5%	16.0%			14.8%	14.8%
Retail Solutions	43	24			101	108
% of Revenue	8.2%	4.9%			6.9%	7.3%
Hospitality	30	27			75	62
% of Revenue	16.9%	16.1%			15.1%	12.7%
Emerging Industries	10	9			27	15
% of Revenue	10.8%	9.9%			10.2%	5.7%
Subtotal-segment operating income	$218	$204			$566	$569
% of Revenue	13.5%	12.4%			12.1%	11.8%
Pension expense	5	1			431	2
Other adjustments (1)	45	162			138	249
Total income (loss) from operations	$168	$41			$(3)	$318

(1)	The following table presents the other adjustments for NCR:

	For the Periods Ended September 30
	Three Months		Nine Months
In millions	2015	2014	2015	2014
Restructuring plan	$12	$127	$36	$127
Acquisition-related amortization of intangible assets	31	29	94	89
Acquisition-related costs	2	5	7	25
Acquisition-related purchase price adjustments	—	1	—	6
OFAC and FCPA investigations	—	—	1	2
Total other adjustments	$45	$162	$138	$249

NCR CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited) (in millions, except per share amounts)	Schedule C

	September 30, 2015	June 30, 2015	December 31, 2014
Assets
Current assets
Cash and cash equivalents	$303	$425	$511
Accounts receivable, net	1,424	1,425	1,404
Inventories	718	709	669
Other current assets	453	481	504
Total current assets	2,898	3,040	3,088
Property, plant and equipment, net	338	348	396
Goodwill	2,750	2,758	2,760
Intangibles, net	830	863	926
Prepaid pension cost	137	137	551
Deferred income taxes	383	375	349
Other assets	551	545	537
Total assets	$7,887	$8,066	$8,607
Liabilities and stockholders’ equity
Current liabilities
Short-term borrowings	$5	$59	$187
Accounts payable	691	695	712
Payroll and benefits liabilities	210	178	196
Deferred service revenue and customer deposits	537	567	494
Other current liabilities	392	411	481
Total current liabilities	1,835	1,910	2,070
Long-term debt	3,243	3,415	3,472
Pension and indemnity plan liabilities	684	686	705
Postretirement and postemployment benefits liabilities	180	177	170
Income tax accruals	176	181	181
Other liabilities	82	83	111
Total liabilities	6,200	6,452	6,709
Redeemable noncontrolling interests	12	16	15
Stockholders' equity
NCR stockholders' equity:
Preferred stock: par value $0.01 per share, 100.0 shares authorized, no shares issued and outstanding as of September 30, 2015, June 30, 2015 and December 31, 2014, respectively	—	—	—
Common stock: par value $0.01 per share, 500.0 shares authorized 169.9, 169.7 and 168.6 shares issued and outstanding as of September 30, 2015, June 30, 2015 and December 31, 2014, respectively	2	2	2
Paid-in capital	485	470	442
Retained earnings	1,357	1,259	1,563
Accumulated other comprehensive loss	(175)	(137)	(136)
Total NCR stockholders' equity	1,669	1,594	1,871
Noncontrolling interests in subsidiaries	6	4	12
Total stockholders' equity	1,675	1,598	1,883
Total liabilities and stockholders' equity	$7,887	$8,066	$8,607

NCR CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (in millions)	Schedule D

	For the Periods Ended September 30
	Three Months		Nine Months
	2015	2014	2015	2014
Operating activities
Net (loss) income	$99	$15	$(202)	$160
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss (Income) from discontinued operations	4	(15)	4	(15)
Depreciation and amortization	77	69	229	211
Stock-based compensation expense	12	7	32	26
Deferred income taxes	11	(38)	26	(28)
Gain on sale of property, plant and equipment and other assets	—	—	(1)	(2)
Impairment of long-lived and other assets	—	8	16	8
Changes in assets and liabilities:
Receivables	(29)	(18)	(80)	(106)
Inventories	(32)	22	(86)	(5)
Current payables and accrued expenses	42	45	17	47
Deferred service revenue and customer deposits	(17)	(15)	72	20
Employee benefit plans	(19)	47	367	(12)
Other assets and liabilities	22	(3)	22	(69)
Net cash provided by operating activities	170	124	416	235
Investing activities
Expenditures for property, plant and equipment	(16)	(22)	(47)	(88)
Additions to capitalized software	(38)	(36)	(117)	(109)
Business acquisition, net	—	(5)	—	(1,647)
Changes in restricted cash	—	—	—	1,114
Other investing activities, net	3	—	—	4
Net cash used in investing activities	(51)	(63)	(164)	(726)
Financing activities
Short term borrowings, net	(28)	(7)	—	2
Payments on term credit facilities	(196)	(17)	(312)	(20)
Borrowings on term credit facilities	—	—	—	250
Payments on revolving credit facilities	(369)	(273)	(977)	(528)
Borrowings on revolving credit facilities	369	120	881	690
Debt issuance costs	—	—	—	(3)
Proceeds from employee stock plans	1	3	12	10
Tax withholding payments on behalf of employees	—	(4)	(10)	(28)
Other financing activities	—	—	—	(3)
Net cash used in financing activities	(223)	(178)	(406)	370
Cash flows from discontinued operations
Net cash (used in) provided by discontinued operations	(10)	66	(27)	28
Effect of exchange rate changes on cash and cash equivalents	(8)	(8)	(27)	(11)
Decrease in cash and cash equivalents	(122)	(59)	(208)	(104)
Cash and cash equivalents at beginning of period	425	483	511	528
Cash and cash equivalents at end of period	$303	$424	$303	$424